UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2017
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)
4655 Great America Parkway, Suite 300
Santa Clara, California 95054
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On August 31, 2017, Joseph M. Zaelit, a director of Telenav, Inc. (the “Company”) entered into an agreement to provide consulting services to the Company under a Consulting Agreement (the “Agreement”) that is effective immediately after the time Mr. Zaelit’s resignation from the Board of Directors of the Company (the “Board”) is effective (the “Effective Date”). The term of the Agreement will begin on the Effective Date and will end on December 31, 2019, unless terminated by Mr. Zaelit upon seven (7) days’ prior notice. The Agreement provides that Mr. Zaelit will be available for up to ten (10) hours per quarter during the term of the Agreement; however, upon mutual agreement between the parties, Mr. Zaelit may be available for additional hours. Under the Agreement, Mr. Zaelit will receive a quarterly consulting fee equal to $15,750 per quarter. In the event the Company increases cash or equity compensation for the Board prior to July 1, 2017, Mr. Zaelit will receive the increase equal to the amount he would have received if he had continued to be a member of the Board. Additionally, in the event the Effective Date is prior to the Company’s 2017 Annual Meeting of Stockholders, the Company agrees to grant Mr. Zaelit, effective as of such date, an option to acquire 15,000 shares of the Company’s common stock at a per share exercise price equal to the Fair Market Value (as determined in accordance with the Company’s 2009 Equity Incentive Plan, as amended). During the term of the Agreement, all outstanding options to acquire Company common stock or restricted stock units for Company common stock shall continue to vest in accordance with their terms. The Company agrees that upon termination of the Agreement and Mr. Zaelit ceasing continuous status as a service provider to the Company, Mr. Zaelit will have 12 months from the later of (i) the date that the Agreement terminates or (ii) the date Mr. Zaelit ceases to perform services to exercise any vested options to purchase the Company’s common stock held by him as of the date he ceases to be a service provider.
The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement referenced as Exhibit 10.42 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
10.42	Consulting Agreement, dated as of August 31, 2017, by and between Telenav, Inc. and Joseph M. Zaelit

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: September 5, 2017	By: /s/ Lily M. Toy
Name: Lily M. Toy
Title: General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.42	Consulting Agreement, dated as of August 31, 2017, by and between Telenav, Inc. and Joseph M. Zaelit